Assured Guaranty Ltd.
September 30, 2012
Financial Supplement

This financial supplement should be read in conjunction with documents filed by Assured Guaranty Ltd. (‘‘AGL’’ and, together with its subsidiaries, ‘‘Assured Guaranty’’ or the ‘‘Company’’) with the Securities and Exchange Commission (‘‘SEC’’), including its Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012.

Some amounts in this financial supplement may not add due to rounding.

Cautionary Statement Regarding Forward Looking Statements:

Any forward looking statements made in this supplement reflect the current views of Assured Guaranty with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Assured Guaranty's forward looking statements could be affected by many events. These events include (1) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of Assured Guaranty or any of its subsidiaries and/or of transactions that Assured Guaranty’s subsidiaries have insured, all of which have occurred in the past; (2) developments in the world’s financial and capital markets that adversely affect issuers’ payment rates, Assured Guaranty’s loss experience, its access to capital, its unrealized (losses) gains on derivative financial instruments or its investment returns; (3) changes in the world’s credit markets, segments thereof or general economic conditions; (4) the impact of ratings agency action with respect to sovereign debt and the resulting effect on the value of securities in the Company's investment portfolio and collateral posted by and to the Company; (5) more severe or frequent losses implicating the adequacy of Assured Guaranty’s expected loss estimates; (6) the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; (7) reduction in the amount of insurance opportunities available to Assured Guaranty; (8) deterioration in the financial condition of Assured Guaranty's reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; (9) the possibility that Assured Guaranty will not realize insurance loss recoveries or damages expected from originators, sellers, sponsors, underwriters or servicers of residential mortgage-backed securities transactions; (10) the possibility that budget shortfalls or other factors will result in credit losses or impairments on obligations of state and local governments that the Company insures or reinsures; (11) increased competition, including from new entrants into the financial guaranty industry; (12) changes in applicable accounting policies or practices; (13) changes in applicable laws or regulations, including insurance and tax laws; (14) other governmental actions; (15) difficulties with the execution of Assured Guaranty’s business strategy; (16) contract cancellations; (17) Assured Guaranty’s dependence on customers; (18) loss of key personnel; (19) adverse technological developments; (20) the effects of mergers, acquisitions and divestitures; (21) natural or man-made catastrophes; (22) other risks and uncertainties that have not been identified at this time; (23) management’s response to these factors; and (24) other risk factors identified in Assured Guaranty’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made. Assured Guaranty undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Assured Guaranty Ltd.
Selected Financial Highlights
(dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Operating income reconciliation:
Operating income	$166	$38	$351	$429
Plus after-tax adjustments:
Realized gains (losses) on investments	0	(13)	(5)	(14)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(37)	800	(394)	509
Fair value gains (losses) on committed capital securities	(2)	2	(8)	2
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and loss adjustment expense ("LAE") reserves	4	(15)	14	(2)
Effect of consolidating financial guaranty variable interest entities ("FG VIEs")	11	(51)	78	(67)
Net Income	$142	$761	$36	$857

Earnings per diluted share:
Operating income	$0.85	$0.21	$1.85	$2.30
Plus after-tax adjustments:
Realized gains (losses) on investments	0.00	(0.07)	(0.02)	(0.07)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(0.19)	4.34	(2.08)	2.73
Fair value gains (losses) on committed capital securities	(0.01)	0.01	(0.04)	0.01
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	0.02	(0.08)	0.07	(0.01)
Effect of consolidating FG VIEs	0.06	(0.28)	0.41	(0.36)
Net income (loss)	$0.73	$4.13	$0.19	$4.60

Effective tax rate on operating income	22.5%	32.4%	24.2%	26.2%
Effective tax rate on net income	20.6%	27.9%	3.7%	27.2%

Return on equity ("ROE") calculations (1)(2):
ROE, excluding unrealized gain (loss) on investment portfolio	12.9%	74.9%	1.1%	28.6%
Operating ROE	11.8%	3.0%	8.6%	11.7%

New Business:
Gross par written	$3,189	$4,608	$12,775	$11,300
Present value of new business production ("PVP") (3)	$35	$51	$141	$155

			As of
			September 30,	December 31,
Other information:			2012	2011
Net debt service outstanding			$809,728	$845,665
Net par outstanding			536,393	558,048
Claims paying resources (4)			12,487	12,839

1) Effective January 1, 2012, the Company adopted, and applied retroactively, new guidance on acquisition costs. See page 37 for the effect of that adoption on prior periods' results.

2) Quarterly ROE calculations represent annualized returns.

3) Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

4) See page 7 for additional detail on claims paying resources.

Assured Guaranty Ltd.
Consolidated Statements of Operations (unaudited)
(dollars in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011 (1)	2012	2011 (1)
Revenues:
Net earned premiums	$222	$211	$635	$695
Net investment income	102	95	301	295
Net realized investment gains (losses)	2	(11)	0	(13)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	2	0	(78)	25
Net unrealized gains (losses)	(38)	1,156	(388)	830
Net change in fair value of credit derivatives	(36)	1,156	(466)	855
Fair value gains (losses) on committed capital securities	(2)	2	(12)	3
Fair value gains (losses) on FG VIEs	38	(99)	174	(154)
Other income	16	(9)	112	59
Total revenues	342	1,345	744	1,740

Expenses:
Loss and loss adjustment expenses	90	215	459	313
Amortization of deferred acquisition costs	4	4	14	13
Interest expense	21	25	71	74
Other operating expenses	48	46	163	163
Total expenses	163	290	707	563

Income (loss) before income taxes	179	1,055	37	1,177
Provision (benefit) for income taxes	37	294	1	320
Net income (loss)	$142	$761	$36	$857

Less after-tax adjustments:
Realized gains (losses) on investments	0	(13)	(5)	(14)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(37)	800	(394)	509
Fair value gains (losses) on committed capital securities	(2)	2	(8)	2
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	4	(15)	14	(2)
Effect of consolidating FG VIEs	11	(51)	78	(67)
Operating income	$166	$38	$351	$429

Weighted average shares outstanding
Basic shares outstanding	194.0	183.2	187.6	183.7
Diluted shares outstanding (2)	194.7	184.0	189.3	186.3
Shares outstanding at the end of period (3)	194.0	182.2

Effect of refundings and accelerations, net
Net earned premiums from refundings and accelerations	$73	$27	$178	$77
Operating income effect	47	19	116	53
Operating income per diluted share effect	0.24	0.10	0.61	0.29

1) Effective January 1, 2012, the Company adopted, and applied retroactively, new guidance on acquisition costs. See page 37 for the effect of that adoption on prior periods' results.

2) Non-GAAP diluted shares outstanding were 194.7 million and 184.0 million for the three months ended September 30, 2012 and 2011, respectively and 189.3 million and 186.3 million for the nine months ended September 30, 2012 and September 30, 2011, respectively.

3) On June 1, 2012, AGL issued 13.4 million common shares in connection with the 3,450,000 equity units it issued in June 2009. Each of the equity units included a forward purchase contract under which the holders were required to purchase such common shares for an aggregate purchase price of $173 million. As a result of the settlement of the forward purchase contracts, the equity units ceased to exist.

Note: Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Net Income (Loss) Reconciliation to Operating Income (1 of 2)
(dollars in millions)

	Three Months Ended				Three Months Ended
	September 30, 2012				September 30, 2011
	GAAP Income As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Results	GAAP Income As Reported (1)	Less: Operating Income Adjustments		Non-GAAP Operating Income Results (1)
Revenues:
Net earned premiums	$222	$(17)	(2)	$239	$211	$(20)	(2)	$231
Net investment income	102	4	(2)	98	95	(4)	(2)	99
Net realized investment gains (losses)	2	0	(3)	2	(11)	(12)	(3)	1
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	2	2		—	0	0		—
Net unrealized gains (losses)	(38)	(38)		—	1,156	1,156		—
Credit derivative revenues	—	(33)		33	—	(42)		42
Net change in fair value of credit derivatives	(36)	(69)	(4)	33	1,156	1,114	(4)	42
Fair value gains (losses) on committed capital securities	(2)	(2)	(5)	—	2	2	(5)	—
Fair value gains (losses) on FG VIEs	38	38	(2)	—	(99)	(99)	(2)	—
Other income	16	1	(6)	15	(9)	(21)	(6)	12
Total revenues	342	(45)		387	1,345	960		385

Expenses:
Loss and loss adjustment expenses
Financial guaranty insurance	90	1	(2)	89	215	(38)	(2)	253
Credit derivatives	—	(11)	(4)	11	—	(1)	(4)	1
Amortization of deferred acquisition costs	4	—		4	4	—		4
Interest expense	21	—		21	25	—		25
Other operating expenses	48	—		48	46	—		46
Total expenses	163	(10)		173	290	(39)		329

Income (loss) before income taxes	179	(35)		214	1,055	999		56
Provision (benefit) for income taxes	37	(11)	(7)	48	294	276	(7)	18
Net income (loss)	$142	$(24)		$166	$761	$723		$38

1)	Effective January 1, 2012, the Company adopted, and applied retroactively, new guidance on acquisition costs. This had a de minimis effect on net and operating income for the third quarter 2011.

2)	Adjustments primarily related to elimination of the effects of consolidating FG VIEs.

3)	Adjustments to eliminate realized gains (losses) on available-for-sale investments.

4)	Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.

5)	Adjustments to eliminate fair value gain (loss) on committed capital securities.

6)	Adjustments primarily related to elimination of foreign exchange gains (losses) on revaluation of net premiums receivable.

7)	Tax effect of the above adjustments.

Note: Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Net Income (Loss) Reconciliation to Operating Income (2 of 2)
(dollars in millions)

	Nine Months Ended				Nine Months Ended
	September 30, 2012				September 30, 2011
	GAAP Income As Reported	Less: Operating Income Adjustments		Non-GAAP Operating Income Results	GAAP Income As Reported (1)	Less: Operating Income Adjustments		Non-GAAP Operating Income Results (1)
Revenues:
Net earned premiums	$635	$(50)	(2)	$685	$695	$(57)	(2)	$752
Net investment income	301	10	(2)	291	295	(5)	(2)	300
Net realized investment gains (losses)	0	(6)	(3)	6	(13)	(12)	(3)	(1)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	(78)	(78)		—	25	25		—
Net unrealized gains (losses)	(388)	(388)		—	830	830		—
Credit derivative revenues	—	(96)		96	—	(151)		151
Net change in fair value of credit derivatives	(466)	(562)	(4)	96	855	704	(4)	151
Fair value gains (losses) on committed capital securities	(12)	(12)	(5)	—	3	3	(5)	—
Fair value gains (losses) on FG VIEs	174	174	(2)	—	(154)	(154)	(2)	—
Other income	112	10	(6)	102	59	20	(6)	39
Total revenues	744	(436)		1,180	1,740	499		1,241

Expenses:
Loss and loss adjustment expenses
Financial guaranty insurance	459	(1)	(2)	460	313	(106)	(2)	419
Credit derivatives	—	(9)	(4)	9	—	8	(4)	(8)
Amortization of deferred acquisition costs	14	—		14	13	—		13
Interest expense	71	—		71	74	—		74
Other operating expenses	163	—		163	163	—		163
Total expenses	707	(10)		717	563	(98)		661

Income (loss) before income taxes	37	(426)		463	1,177	597		580
Provision (benefit) for income taxes	1	(111)	(7)	112	320	169	(7)	151
Net income (loss)	$36	$(315)		$351	$857	$428		$429

1)	Effective January 1, 2012, the Company adopted, and applied retroactively, new guidance on acquisition costs. See page 37 for the effect of that adoption on prior periods' results.

2)	Adjustments primarily related to elimination of the effects of consolidating FG VIEs.

3)	Adjustments to eliminate realized gains (losses) on available-for-sale investments.

4)	Adjustments to eliminate non-economic fair value gains (losses) on credit derivatives and reclassification to revenues and loss expense.

5)	Adjustments to eliminate fair value gain (loss) on committed capital securities.

6)	Adjustments primarily related to elimination of foreign exchange gains (losses) on revaluation of net premiums receivable and reclassification of termination fees on credit derivative contracts.

7)	Tax effect of the above adjustments.

Note: Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Consolidated Balance Sheets (unaudited)
(dollars in millions)

	As of:
	September 30,	December 31,
	2012	2011 (1)
Assets:
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$10,318	$10,142
Short-term investments, at fair value	564	734
Other invested assets	205	223
Total investment portfolio	11,087	11,099

Cash	133	215
Premiums receivable, net of ceding commissions payable	944	1,003
Ceded unearned premium reserve	550	709
Deferred acquisition costs	127	132
Reinsurance recoverable on unpaid losses	56	69
Salvage and subrogation recoverable	430	368
Credit derivative assets	450	469
Deferred tax asset, net	729	804
Current income tax receivable	78	76
FG VIE assets, at fair value	2,693	2,819
Other assets	286	262
Total assets	$17,563	$18,025

Liabilities and shareholders' equity:
Liabilities:
Unearned premium reserve	$5,332	$5,963
Loss and loss adjustment expense reserve	594	679
Reinsurance balances payable, net	185	171
Long-term debt	840	1,038
Credit derivative liabilities	2,151	1,773
FG VIE liabilities with recourse, at fair value	2,169	2,397
FG VIE liabilities without recourse, at fair value	1,018	1,061
Other liabilities	322	291
Total liabilities	12,611	13,373

Shareholders' equity:
Common stock	2	2
Additional paid-in capital	2,722	2,570
Retained earnings	1,693	1,708
Accumulated other comprehensive income	531	368
Deferred equity compensation	4	4
Total shareholders' equity	4,952	4,652
Total liabilities and shareholders' equity	$17,563	$18,025

1) Effective January 1, 2012, the Company adopted, and applied retroactively, new guidance on acquisition costs. See page 37 for the effect of that adoption on prior periods' results.

Assured Guaranty Ltd.
Adjusted Book Value
(dollars in millions, except per share amounts)

	As of:
	September 30, 2012		December 31, 2011 (1)
	Total	Per Share (2)	Total	Per Share
Reconciliation of shareholders' equity to adjusted book value:
Shareholders' equity	$4,952	$25.53	$4,652	$25.52
Less after-tax adjustments:
Effect of consolidating FG VIEs	(335)	(1.73)	(405)	(2.22)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(901)	(4.64)	(498)	(2.74)
Fair value gains (losses) on committed capital securities	27	0.14	35	0.19
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	496	2.56	319	1.75
Operating shareholders' equity	$5,665	29.20	$5,201	28.54
After-tax adjustments:
Less: Deferred acquisition costs	169	0.87	174	0.95
Plus: Net present value of estimated net future credit derivative revenue	246	1.27	302	1.66
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,392	17.49	3,658	20.07
Adjusted book value	$9,134	$47.09	$8,987	$49.32

1) Effective January 1, 2012, the Company adopted, and applied retroactively, new guidance on acquisition costs. See page 37 for the effect of that adoption on prior periods' results.

2) On June 1, 2012, AGL issued 13.4 million common shares in connection with the 3,450,000 equity units it issued in June 2009. Each of the equity units included a forward purchase contract under which the holders were required to purchase such common shares for an aggregate purchase price of $173 million. As a result of the settlement of the forward purchase contracts, the equity units ceased to exist.

Note: Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Claims Paying Resources
(dollars in millions)

	As of September 30, 2012
	Assured Guaranty Municipal Corp.		Assured Guaranty Corp.		Assured Guaranty Re Ltd. (1)		Municipal and Infrastructure Assurance Corporation (2)	Eliminations (3)	Consolidated
Claims paying resources
Policyholders' surplus	$1,785		$916		$1,121		$76	$(300)	$3,598
Contingency reserve	1,479		800		—		—	—	2,279
Qualified statutory capital	3,264		1,716		1,121		76	(300)	5,877
Unearned premium reserve	2,154		790		1,006		—	—	3,950
Loss and LAE reserves (4) (5)	6		352		226		—	—	584
Total policyholders' surplus and reserves	5,424		2,858		2,353		76	(300)	10,411
Present value of installment premium (5)	476		347		218		—	—	1,041
Standby line of credit/stop loss	200		200		200		—	—	600
Excess of loss reinsurance facility	435		435		—		—	(435)	435
Total claims paying resources	$6,535		$3,840		$2,771		$76	$(735)	$12,487

Net par outstanding (6)	$294,768		$97,661		$125,258		$—	$(1,549)	$516,138
Net debt service outstanding (6)	446,078		143,616		201,719		—	(3,674)	787,739

Ratios:
Net par outstanding to qualified statutory capital	90	:1	57	:1	112	:1	N/A		88	:1
Capital ratio (7)	137	:1	84	:1	180	:1	N/A		134	:1
Financial resources ratio (8)	68	:1	37	:1	73	:1	N/A		63	:1

1) Assured Guaranty Re Ltd. ("AG Re") numbers represent the Company's estimate of U.S. statutory accounting practices prescribed or permitted by insurance regulatory authorities.

2) Assured Guaranty US Holdings Inc. acquired Municipal and Infrastructure Assurance Corporation ("MIAC") from Radian Asset Assurance Inc. on May 31, 2012. As of September 30, 2012, MIAC has not written any business.

3) In 2009, Assured Guaranty Corp. ("AGC") issued a $300.0 million note payable to Assured Guaranty Municipal Corp. ("AGM"). Net par and net debt service outstanding eliminations relate to second-to-pay policies under which an Assured Guaranty insurance subsidiary guarantees an obligation already insured by another Assured Guaranty insurance subsidiary.

4) Reserves are reduced by approximately $1.3 billion for benefit related to representation and warranty recoverables.

5) Includes financial guaranty insurance and credit derivatives.

6) Net par outstanding and net debt service outstanding are presented on a statutory basis. Under statutory accounting, such amounts would be reduced both when an outstanding issue is legally defeased (i.e., an issuer has legally discharged its obligations with respect to a municipal security by satisfying conditions set forth in defeasance provisions contained in transaction documents and is no longer responsible for the payment of debt service with respect to such obligations) and when such issue is economically defeased (i.e., transaction documents for a municipal security do not contain defeasance provisions but the issuer establishes an escrow account with U.S. government securities in amounts sufficient to pay the refunded bonds when due; the refunded bonds are not considered paid and continue to be outstanding under the transaction documents and the issuer remains responsible to pay debt service when due to the extent monies on deposit in the escrow account are insufficient for such purpose).

7) The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.

8) The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

Assured Guaranty Ltd.
New Business Production
(dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Consolidated new business production analysis:
PVP
Public finance - U.S.:
Assumed from Radian	$—	$—	$22	$—
Primary markets	23	34	94	97
Secondary markets	7	6	13	22
Public finance - non-U.S.:
Primary markets	—	—	1	—
Secondary markets	—	—	—	—
Structured finance - U.S.	5	11	11	29
Structured finance - non-U.S.	—	—	—	7
Total PVP	$35	$51	$141	$155

Total PVP	$35	$51	$141	$155
Less: PVP of credit derivatives	—	—	—	—
PVP of financial guaranty insurance	35	51	141	155
Less: financial guaranty installment premium PVP	5	11	12	36
Total: financial guaranty upfront gross written premiums ("GWP")	30	40	129	119
Plus: financial guaranty installment GWP (1)	(5)	(18)	15	(92)
Total GWP	$25	$22	$144	$27

Consolidated financial guaranty gross par written:
Public finance - U.S.:
Assumed from Radian	$—	$—	$1,797	$—
Primary markets	2,507	4,078	9,906	9,256
Secondary markets	500	264	817	953
Public finance - non-U.S.:
Primary markets	—	—	35	—
Secondary markets	—	—	—	—
Structured finance - U.S.	182	266	220	1,091
Structured finance - non-U.S.	—	—	—	—
Total	$3,189	$4,608	$12,775	$11,300

1) Represents present value of new business on installment policies plus GWP adjustment on existing installment deals due to changes in assumptions and any cancellations of assumed reinsurance contracts.

Note: Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Financial Guaranty Gross Par Written
(dollars in millions)

Financial Guaranty Gross Par Written by Asset Type

	Three Months Ended		Nine Months Ended
	September 30, 2012		September 30, 2012
	Gross Par Written	Avg. Internal Rating	Gross Par Written	Avg. Internal Rating
Sector
U.S. public finance
General obligation	$1,902	A	$8,331	A-
Municipal utilities	483	A	1,532	A-
Tax backed	186	A	1,021	A
Higher education	144	A	667	A-
Healthcare	15	A	407	A-
Transportation	277	A	488	A-
Other public finance	—	-	74	A
Total U.S. public finance	3,007	A	12,520	A-
Non-U.S. public finance:
Total non-U.S. public finance	—	-	35	BBB-
Total public finance	$3,007	A	$12,555	A-

U.S. structured finance:
Commercial receivables	$182	AA	$182	AA
Other structure finance	—	-	38	A-
Total U.S. structured finance	182	AA	220	AA
Non-U.S. structured finance:
Total non-U.S. structured finance	—	-	—	-
Total structured finance	$182	AA	$220	AA

Total gross par written	$3,189	A	$12,775	A-

Note: Please refer to the Glossary for a description of internal ratings and sectors.

Assured Guaranty Ltd.
New Business Production by Quarter
(dollars in millions)

								Nine Months
	1Q-11	2Q-11	3Q-11	4Q-11	1Q-12	2Q-12	3Q-12	2011	2012
PVP:
Public finance - U.S.:
Assumed from Radian	$—	$—	$—	$—	$22	$—	$—	$—	$22
Primary markets	27	36	34	52	27	44	23	97	94
Secondary markets	7	9	6	3	3	3	7	22	13
Public finance - non-U.S.:
Primary markets	—	—	—	3	—	1	—	—	1
Secondary markets	—	—	—	—	—	—	—	—	—
Structured finance - U.S.	11	7	11	30	4	2	5	29	11
Structured finance - non-U.S.	7	—	—	—	—	—	—	7	—
Total PVP	$52	$52	$51	$88	$56	$50	$35	$155	$141

Total PVP	$52	$52	$51	$88	$56	$50	$35	$155	$141
Less: PVP of credit derivatives	—	—	—	—	—	—	—	—	—
PVP of financial guaranty insurance	52	52	51	88	56	50	35	155	141
Less: financial guaranty installment premium PVP	19	6	11	33	4	3	5	36	12
Total: financial guaranty upfront GWP	33	46	40	55	52	47	30	119	129
Plus: financial guaranty installment GWP (1)	(45)	(29)	(18)	45	36	(16)	(5)	(92)	15
Total GWP	$(12)	$17	$22	$100	$88	$31	$25	$27	$144

Consolidated financial guaranty gross par written (2):
Public finance - U.S.:
Assumed from Radian	$—	$—	$—	$—	$1,797	$—	$—	$—	$1,797
Primary markets	1,886	3,292	4,078	4,759	2,902	4,497	2,507	9,256	9,906
Secondary markets	333	356	264	124	144	173	500	953	817
Public finance - non-U.S.:
Primary markets	—	—	—	127	—	35	—	—	35
Secondary markets	—	—	—	—	—	—	—	—	—
Structured finance - U.S.	100	725	266	582	38	—	182	1,091	220
Structured finance - non-U.S.	—	—	—	—	—	—	—	—	—
Total	$2,319	$4,373	$4,608	$5,592	$4,881	$4,705	$3,189	$11,300	$12,775

1) Represents present value of new business on installment policies plus GWP adjustment on existing installment deals due to changes in assumptions and any cancellations of assumed reinsurance contracts.

2) Includes committed amount including undrawn revolvers.

Note: Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Assured Guaranty Ltd.
Available-for-Sale Investment Portfolio and Cash
As of September 30, 2012
(dollars in millions)

	Amortized Cost	Pre-Tax Book Yield	After-Tax Book Yield	Fair Value	Annualized Investment Income (1)
Investment portfolio, available-for-sale:
Fixed maturity securities:
U.S. Treasury securities and obligations of U.S. government agencies	$431	2.34%	1.74%	$455	$10
Agency obligations	312	3.82	3.17	354	12
Foreign government securities	286	2.98	1.96	306	9
Obligations of states and political subdivisions	3,804	3.99	3.77	4,157	152
Insured obligations of state and political subdivisions (2)	1,409	4.77	4.52	1,557	67
Corporate securities	947	3.52	2.92	1,030	33
Mortgage-backed securities ("MBS") (3):
Residential MBS ("RMBS") (4)	1,534	5.37	4.16	1,477	82
Commercial MBS ("CMBS")	475	3.99	3.39	514	19
Asset-backed securities (5)	532	7.38	5.14	561	39
Total fixed maturity securities	9,730	4.35%	3.75%	10,411	423
Short-term investments	553	0.08	0.06	553	1
Cash (6)	129	—		129	—
Total	$10,412	4.12%	3.55%	$11,093	$424

Less: FG VIEs	126	11.64	7.57	78	15

Total	$10,286	4.03%	3.51%	$11,015	$409

Ratings (7):	Fair Value	% of Portfolio
U.S. Treasury securities and obligations of U.S. government agencies	$455	4.4%
Agency obligations	354	3.4%
AAA/Aaa	1,938	18.6%
AA/Aa	5,526	53.1%
A/A	1,485	14.3%
BBB	37	0.3%
Below investment grade ("BIG") (8)	613	5.9%
Not rated	3	0.0%
Total fixed maturity securities, available-for-sale	10,411	100.0%

Less: FG VIEs	93

Total fixed maturity securities, available-for-sale	$10,318

Duration of fixed maturity securities and short-term investments (in years):		4.6

Average ratings of fixed maturity securities and short-term investments		AA

1)	Represents annualized investment income based on amortized cost and pre-tax book yields.

2)
Reflects obligations of state and local political subdivisions that have been insured by other financial guarantors. The underlying ratings of these bonds, after giving effect to the lower of the rating assigned by Standard & Poor's Ratings Services ("S&P") or Moody's Investors Service, Inc. ("Moody's"), average

A+. Includes $321 million insured by AGC and AGM.

3)	Includes $105 million in U.S. subprime RMBS, which has an average rating of BIG.

4)	Includes investments purchased for loss mitigation purposes.

5)	Contains no collateralized debt obligations ("CDOs") of asset-backed securities ("ABS").

6)	Represents operating cash and is not included in yield calculations.

7)	Ratings are represented by the lower of the Moody's and S&P classifications except for bonds purchased for loss mitigation or risk management strategies which use internal ratings classifications.

8)	Included in the investment portfolio are securities purchased or obtained as part of loss mitigation or other risk management strategies of $1,849 million in par with carrying value of $611 million.

Assured Guaranty Ltd.
Estimated Net Exposure Amortization(1) and Estimated Future Net Premium
and Credit Derivative Revenues
(dollars in millions)

			Financial Guaranty Insurance (2)
	Estimated Net Debt Service Amortization	Estimated Ending Net Debt Service Outstanding	Expected PV Net Earned Premiums (3)	Accretion of Discount	Future Net Premiums Earned	Future Credit Derivative Revenues (4)	Total

2012 (as of September 30)		$809,728
2012 Q4	$16,584	793,144	$141	$6	$147	$27	$174
2013	64,385	728,759	490	23	513	95	608
2014	66,869	661,890	433	22	455	69	524
2015	56,642	605,248	379	20	399	47	446
2016	44,722	560,526	343	19	362	37	399

2012-2016	249,202	560,526	1,786	90	1,876	275	2,151
2017-2021	183,666	376,860	1,294	74	1,368	98	1,466
2022-2026	146,528	230,332	814	49	863	52	915
2027-2031	101,179	129,153	498	31	529	39	568
After 2031	129,153	—	509	26	535	42	577
Total	$809,728		$4,901	$270	$5,171	$506	$5,677

1) Represents the future expected amortization of current debt service outstanding (principal and interest), assuming no advance refundings, as of September 30, 2012. Actual amortization differs from expected maturities because borrowers may have the right to call or prepay guaranteed obligations and because of management's assumptions on structured finance amortization.

2) See page 14 for ‘‘Present Value of Financial Guaranty Insurance Net Expected Loss to be Expensed.’’

3) GAAP basis. Excludes $364 million in expected present value of net earned premiums related to FG VIEs.

4) Excludes contracts with credit impairment.

Assured Guaranty Ltd.
Expected Amortization of Net Par Outstanding
(dollars in millions)

Structured Finance

	Estimated Net Par Amortization
	U.S. and Non-U.S. Pooled Corporate	U.S. RMBS	Financial Products (1)	Other Structured Finance	Total	Estimated Ending Net Par Outstanding

2012 (as of September 30)						$98,497
2012 Q4	$1,892	$995	$110	$837	$3,834	94,663
2013	11,685	3,261	672	2,118	17,736	76,927
2014	18,484	2,830	515	1,735	23,564	53,363
2015	10,104	2,695	279	2,719	15,797	37,566
2016	4,254	1,997	163	1,221	7,635	29,931

2012-2016	46,419	11,778	1,739	8,630	68,566	29,931
2017-2021	9,168	4,636	318	3,078	17,200	12,731
2022-2026	508	1,600	467	2,128	4,703	8,028
2027-2031	423	406	668	855	2,352	5,676
After 2031	2,724	640	752	1,560	5,676	—
Total structured finance	$59,242	$19,060	$3,944	$16,251	$98,497

Public Finance

	Estimated Net Par Amortization	Estimated Ending Net Par Outstanding

2012 (as of September 30)		$437,896
2012 Q4	$6,954	430,942
2013	24,834	406,108
2014	22,974	383,134
2015	21,906	361,228
2016	19,347	341,881

2012-2016	96,015	341,881
2017-2021	92,443	249,438
2022-2026	90,008	159,430
2027-2031	66,603	92,827
After 2031	92,827	—
Total public finance	$437,896

Net par outstanding (end of period)

	1Q-11	2Q-11	3Q-11	4Q-11	1Q-12	2Q-12	3Q-12
Public finance - U.S.	$417,367	$413,274	$408,065	$403,073	$416,499	$409,877	$399,176
Public finance - non-U.S.	41,828	41,226	39,267	39,046	39,913	38,769	38,720
Structured finance - U.S.	113,108	103,978	97,969	92,234	87,784	83,430	78,504
Structured finance - non-U.S.	29,984	28,718	26,424	23,695	22,902	20,858	19,993
Total	$602,287	$587,196	$571,725	$558,048	$567,098	$552,934	$536,393

1) See Glossary for description of financial products.

Assured Guaranty Ltd.
Present Value ("PV") of Financial Guaranty Insurance Net Expected Loss to be Expensed
As of September 30, 2012
(dollars in millions)

	Net Expected Loss to be Expensed (1)
	Operating(2)	GAAP(2)

2012 Q4	$30	$25
2013	110	75
2014	71	49
2015	53	38
2016	47	35

2012-2016	311	222
2017-2021	163	124
2022-2026	81	66
2027-2031	57	34
After 2031	59	30
Total expected PV of net expected loss to be expensed	671	476
Discount	311	235
Total future value	$982	$711

1) The expected present value of net loss to be expensed is discounted by weighted-average risk free rates ranging from 0.0% to 3.19% for U.S. dollar denominated obligations.

2) Operating income includes net expected loss to be expensed on consolidated FG VIEs. Losses on consolidated FG VIEs are eliminated for GAAP.

Assured Guaranty Ltd.
Financial Guaranty Profile (1 of 4)
(dollars in millions)

Net Par Outstanding and Average Rating by Asset Type

	September 30, 2012		December 31, 2011
	Net Par Outstanding	Avg. Internal Rating	Net Par Outstanding	Avg. Internal Rating
U.S. public finance:
General obligation	$172,985	A+	$173,061	A+
Tax backed	76,326	A+	78,006	A+
Municipal utilities	63,023	A	65,204	A
Transportation	36,117	A	35,396	A
Healthcare	19,080	A	19,495	A
Higher education	15,930	A+	15,677	A+
Housing	5,415	AA-	5,696	AA-
Infrastructure finance	4,211	BBB	4,110	BBB
Investor-owned utilities	1,093	A-	1,124	A-
Other public finance	4,996	A	5,304	A-
Total U.S. public finance	399,176	A	403,073	A+
Non-U.S. public finance:
Infrastructure finance	15,582	BBB	15,405	BBB
Regulated utilities	12,896	BBB+	13,260	BBB+
Pooled infrastructure	3,184	AA-	3,130	AA-
Other public finance	7,058	A+	7,251	A+
Total non-U.S. public finance	38,720	BBB+	39,046	BBB+
Total public finance	$437,896	A	$442,119	A

U.S. structured finance:
Pooled corporate obligations	$44,286	AAA	$51,520	AAA
RMBS	19,060	BB+	21,567	BB+
CMBS and other commercial real estate related exposures	4,353	AAA	4,774	AAA
Financial products	3,944	AA-	5,217	AA-
Consumer receivables	2,486	BBB+	4,326	AA-
Insurance securitizations	1,790	A+	1,893	A+
Commercial receivables	1,054	BBB+	1,214	BBB
Structured credit	311	CCC+	424	B-
Other structured finance	1,220	BBB+	1,299	A-
Total U.S. structured finance	78,504	AA-	92,234	AA-

Non-U.S. structured finance:
Pooled corporate obligations	14,956	AAA	17,731	AAA
Commercial receivables	1,532	A-	1,865	A-
RMBS	1,427	AA-	1,598	AA
Insurance securitizations	923	CCC-	964	CCC-
Structured credit	679	BBB	979	BBB
CMBS and other commercial real estate related exposures	99	AAA	180	AAA
Other structured finance	377	Super Senior	378	Super Senior
Total non-U.S. structured finance	19,993	AA	23,695	AA
Total structured finance	$98,497	AA-	$115,929	AA-

Total net par outstanding	$536,393	A+	$558,048	A+

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (2 of 4)
As of September 30, 2012
(dollars in millions)

Distribution by Ratings of Financial Guaranty Portfolio

	Public Finance - U.S.		Public Finance - Non-U.S.		Structured Finance - U.S.		Structured Finance - Non-U.S.		Consolidated
Ratings:	Net Par Outstanding	%	Net Par Outstanding	%	Net Par Outstanding(1)%		Net Par Outstanding	%	Net Par Outstanding	%
Super senior	$—	—%	$1,119	2.9%	$13,714	17.5%	$4,818	24.1%	$19,651	3.7%
AAA	4,575	1.2%	1,392	3.6%	30,745	39.2%	8,504	42.5%	45,216	8.4%
AA	131,488	32.9%	950	2.4%	9,996	12.7%	725	3.6%	143,159	26.7%
A	215,989	54.1%	10,281	26.5%	4,500	5.7%	1,476	7.4%	232,246	43.3%
BBB	42,353	10.6%	22,712	58.7%	4,093	5.2%	2,594	13.0%	71,752	13.4%
BIG	4,771	1.2%	2,266	5.9%	15,456	19.7%	1,876	9.4%	24,369	4.5%
Total net par outstanding	$399,176	100.0%	$38,720	100.0%	$78,504	100.0%	$19,993	100.0%	$536,393	100.0%

1) Beginning in the first quarter 2012, the Company decided to classify those portions of risks benefiting from reimbursement obligations collateralized by eligible assets held in trust in acceptable reimbursement structures as the higher of 'AA' or their current internal rating. As of Third Quarter 2012, the Company applied this policy to the Bank of America Agreement and the Deutsche Bank Agreement.

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Financial Guaranty Profile (3 of 4)
As of September 30, 2012
(dollars in millions)

Geographic Distribution of Financial Guaranty Portfolio

	Net Par Outstanding	% of Total
U.S.:
Public finance
California	$57,874	10.8%
New York	33,294	6.2%
Pennsylvania	31,395	5.9%
Texas	29,940	5.6%
Illinois	26,469	4.9%
Florida	24,932	4.7%
New Jersey	16,807	3.1%
Michigan	15,807	3.0%
Massachusetts	10,740	2.0%
Ohio	10,148	1.9%
Other states	141,770	26.4%
Total public finance	399,176	74.5%
Structured finance (multiple states)	78,504	14.6%
Total U.S.	477,680	89.1%

Non-U.S.:
United Kingdom	23,623	4.4%
Australia	7,886	1.5%
Canada	4,260	0.8%
France	3,808	0.7%
Italy	2,291	0.4%
Other	16,845	3.1%
Total non-U.S.	58,713	10.9%

Total net par outstanding	$536,393	100.0%

Assured Guaranty Ltd.
Financial Guaranty Profile (4 of 4)
As of September 30, 2012
(dollars in millions)

Net Economic Exposure to Selected European Countries

	Greece	Hungary	Ireland	Italy	Portugal	Spain	Total
Sovereign and sub-sovereign exposure:
Public finance	$—	$—	$—	$992	$108	$260	$1,360
Infrastructure finance	—	423	23	326	99	167	1,038
Total sovereign and sub-sovereign exposure	—	423	23	1,318	207	427	2,398
Non-sovereign exposure:
Regulated utilities	—	—	—	228	—	9	237
RMBS	—	219	135	491	—	—	845
Commercial receivables	—	1	18	26	14	17	76
Pooled corporate obligations	25	—	187	227	14	527	980
Total non-sovereign exposure	25	220	340	972	28	553	2,138
Total	$25	$643	$363	$2,290	$235	$980	$4,536

Total BIG	$—	$511	$8	$242	$125	$410	$1,296

Note: While the Company’s exposures are shown in U.S. dollars, the obligations the Company insures are in various currencies, including U.S. dollars, Euros and British pounds sterling. Included in the tables above is $135 million of reinsurance assumed on a 2004 - 2006 pool of Irish residential mortgages that is part of the Company’s remaining legacy mortgage reinsurance business. One of the residential mortgage-backed securities included in the table above includes residential mortgages in both Italy and Germany, and only the portion of the transaction equal to the portion of the original mortgage pool in Italian mortgages is shown in the table.

Assured Guaranty Ltd.
Direct Pooled Corporate Obligations Profile
As of September 30, 2012
(dollars in millions)

Distribution of Direct Pooled Corporate Obligations by Ratings

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement
Ratings:
Super Senior	$14,796	25.6%	31.3%	30.8%
AAA	34,929	60.4%	30.8%	30.1%
AA	2,024	3.5%	40.0%	36.5%
A	409	0.7%	45.3%	44.3%
BBB	2,159	3.7%	35.9%	28.8%
BIG	3,521	6.1%	39.2%	22.2%
Total exposures	$57,838	100.0%	32.1%	30.1%

Distribution of Direct Pooled Corporate Obligations by Asset Class

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current Credit Enhancement	Avg. Rating
Asset class:
CBOs/CLOs	$34,767	60.1%	31.8%	32.1%	AAA
Synthetic investment grade pooled corporates	9,601	16.6%	21.6%	19.8%	AAA
Market value CDOs of corporates	4,186	7.2%	33.4%	28.5%	AAA
Synthetic high yield pooled corporates	2,719	4.7%	47.2%	40.5%	AAA
Trust preferred
Banks and insurance	3,004	5.2%	46.5%	34.7%	BBB-
U.S. mortgage and real estate investment trusts	2,039	3.5%	50.5%	35.1%	BB
European mortgage and real estate investment trusts	818	1.5%	36.8%	34.1%	BBB-
Other pooled corporates	704	1.2%	0.4%	0.2%	BBB-
Total exposures	$57,838	100.0%	32.1%	30.1%	AAA

Note: Please refer to the Glossary for an explanation of internal ratings, performance indicators and sectors.

Assured Guaranty Ltd.
Consolidated U.S. RMBS Profile
As of September 30, 2012
(dollars in millions)

Distribution of U.S. RMBS by Rating and Type of Exposure

Ratings:	Prime First Lien(1)	Closed End Seconds	HELOC	Alt-A First Lien(1)	Option ARMs(1)	Subprime First Lien(1)	Total Net Par Outstanding
AAA	$5	$0	$77	$265	$—	$2,307	$2,655
AA	119	122	156	489	389	1,543	2,818
A	2	0	252	10	34	843	1,140
BBB	46	—	21	288	111	528	995
BIG	490	863	2,851	3,708	1,219	2,320	11,452
Total exposures	$663	$985	$3,358	$4,760	$1,753	$7,541	$19,060

Distribution of U.S. RMBS by Year Insured(2) and Type of Exposure

Year insured:	Prime First Lien	Closed End Seconds	HELOC	Alt-A First Lien	Option ARMs	Subprime First Lien	Total Net Par Outstanding
2004 and prior	$35	$1	$252	$104	$39	$1,417	$1,848
2005	171	—	763	594	70	222	1,821
2006	109	443	986	391	297	3,125	5,352
2007	348	541	1,356	2,375	1,268	2,682	8,571
2008	—	—	—	1,296	79	95	1,470
Total exposures	$663	$985	$3,358	$4,760	$1,753	$7,541	$19,060

Distribution of U.S. RMBS by Rating and Year Insured

Year insured:	AAA Rated	AA Rated	A Rated	BBB Rated	BIG Rated	Total
2004 and prior	$1,199	$81	$56	$183	$329	$1,848
2005	152	213	—	74	1,382	1,821
2006	1,174	1,258	824	191	1,904	5,352
2007	6	1,267	260	468	6,570	8,571
2008	125	—	—	79	1,266	1,470
Total exposures	$2,655	$2,818	$1,140	$995	$11,452	$19,060

% of Total	13.9%	14.8%	6.0%	5.2%	60.1%	100.0%

1) Beginning in the first quarter 2012, the Company decided to classify those portions of risks benefiting from reimbursement obligations collateralized by eligible assets held in trust in acceptable reimbursement structures as the higher of 'AA' or their current internal rating. As of Third Quarter 2012, the Company applied this policy to the Bank of America Agreement and the Deutsche Bank Agreement.

2) Assured Guaranty has not insured any U.S. RMBS transactions since 2008.

Note: Please refer to the Glossary for a description of performance indicators and sectors.

Assured Guaranty Ltd.
Direct U.S. RMBS Profile (1 of 2)
As of September 30, 2012
(dollars in millions)

Distribution of Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. Prime First Lien

Year insured	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$168	33.3%	4.7%	2.0%	12.4%	6
2006	109	53.3%	8.7%	0.3%	17.5%	1
2007	348	44.7%	6.1%	5.3%	20.3%	1
2008	—	—%	—%	—%	—%	—
Total	$625	43.1%	6.1%	3.5%	17.7%	8

U.S. Closed End Seconds

Year insured	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$—	—%	—%	—%	—%	—
2006	434	12.9%	—%	62.4%	7.6%	2
2007	541	15.3%	—%	68.8%	8.6%	10
2008	—	—%	—%	—%	—%	—
Total	$974	14.2%	—%	65.9%	8.2%	12

U.S. HELOC

Year insured	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$716	15.4%	2.9%	16.3%	12.4%	6
2006	967	24.4%	3.2%	35.6%	8.4%	7
2007	1,356	39.0%	2.9%	31.3%	6.3%	9
2008	—	—%	—%	—%	—%	—
Total	$3,040	28.8%	3.0%	29.1%	8.4%	22

U.S. Alt-A First Lien

Year insured	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$592	30.0%	8.5%	6.9%	18.7%	21
2006	391	35.9%	0.0%	19.3%	39.5%	7
2007	2,375	45.0%	2.1%	15.1%	32.2%	12
2008	1,296	42.2%	18.9%	14.7%	27.3%	5
Total	$4,654	41.6%	7.4%	14.3%	29.7%	45

Note: Please refer to the Glossary for a description of performance indicators and sectors.

Assured Guaranty Ltd.
Direct U.S. RMBS Profile (2 of 2)
As of September 30, 2012
(dollars in millions)

Distribution of Direct U.S. RMBS Insured January 1, 2005 or Later by Exposure Type, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. Option ARMs

Year insured	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$63	19.2%	8.4%	10.9%	24.9%	3
2006	291	40.7%	—%	19.0%	46.0%	5
2007	1,268	44.6%	1.4%	19.5%	38.2%	11
2008	79	47.0%	48.2%	14.4%	32.6%	1
Total	$1,700	43.1%	3.6%	18.9%	38.8%	20

U.S. Subprime First Lien

Year insured	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
2005	$212	37.8%	25.1%	6.9%	34.4%	4
2006	3,119	20.3%	61.5%	18.1%	35.6%	4
2007	2,682	46.6%	16.7%	22.8%	44.1%	13
2008	78	58.9%	22.3%	17.3%	33.5%	1
Total	$6,092	33.0%	40.0%	19.8%	39.3%	22

Note: Please refer to the Glossary for a description of performance indicators and sectors.

Assured Guaranty Ltd.
Direct U.S. Commercial Real Estate Profile
As of September 30, 2012
(dollars in millions)

Distribution of Direct U.S. CMBS Insured January 1, 2005 or Later by Exposure Type, Internal Rating, Average Pool Factor, Subordination, Cumulative Losses and 60+ Day Delinquencies

U.S. CMBS

Rating:	Net Par Outstanding	Pool Factor	Subordination	Cumulative Losses	60+ Day Delinquencies	Number of Transactions
Super senior	$3,167	72.4%	39.4%	2.3%	8.1%	145
AAA	235	69.7%	28.5%	3.0%	12.3%	14
AA	—	—%	—%	—%	—%	—
A	71	24.4%	29.8%	2.0%	15.9%	1
BBB	—	—%	—%	—%	—%	—
BIG	—	—%	—%	—%	—%	—
Total exposures	$3,473	71.3%	38.4%	2.3%	8.6%	160

CDOs of U.S. Commercial Real Estate and CMBS(1)

	Net Par Outstanding	% of Total	Avg. Initial Credit Enhancement	Avg. Current credit Enhancement
CDOs of commericial real estate	$584	96.1%	50.0%	54.6%
CDOs of CMBS(2)	23	3.9%	31.3%	84.5%
Total exposures	$607	100.0%	49.3%	55.7%

1) Represents other U.S. Commercial Real Estate not included in the table above.

2) Relates to vintages 2003 and prior.

Note: Please refer to the Glossary for a description of performance indicators and sectors.

Assured Guaranty Ltd.
Direct U.S. Consumer Receivables Profile
As of September 30, 2012
(dollars in millions)

Distribution of Direct U.S. Consumer Receivables by Rating

Rating:	Credit Cards	Student Loans	Manufactured Housing	Auto	Total Net Par Outstanding
Super senior	$0	$—	$—	$—	$0
AAA	—	392	—	215	607
AA	—	—	57	38	95
A	—	—	—	—	—
BBB	—	869	37	—	906
BIG	—	—	133	—	133
Total exposures	$0	$1,261	$227	$253	$1,741

Average rating	Super Senior	A-	BB-	AAA	A-
Average initial credit enhancement	N/A	7.2%	27.5%	19.5%	11.6%
Average current credit enhancement	N/A	10.1%	25.5%	47.2%	17.5%

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (1 of 5)
(dollars in millions)

BIG Exposures by Asset Exposure Type

	BIG Net Par Outstanding(1)
	September 30, 2012	December 31, 2011(2)
U.S. public finance:
Infrastructure finance	$1,680	$1,335
General obligation	1,141	966
Municipal utilities	658	672
Tax backed	495	459
Transportation	243	246
Healthcare	60	134
Higher education	18	20
Housing	2	0
Other public finance	474	675
Total U.S. public finance	4,771	4,507
Non-U.S. public finance:
Infrastructure finance	1,899	1,924
Regulated utilities	—	9
Other public finance	367	395
Total non-U.S. public finance	2,266	2,328
Total public finance	$7,037	$6,835

U.S. structured finance:
RMBS	$11,452	$13,203
Pooled corporate obligations	3,005	3,628
Consumer receivables	360	466
Structured credit	311	361
Commercial receivables	182	202
Other structured finance	146	148
Total U.S. structured finance	15,456	18,008
Non-U.S. structured finance:
Insurance securitizations	923	923
Pooled corporate obligations	812	980
RMBS	125	—
Commercial receivables	16	16
Total non-U.S. structured finance	1,876	1,919
Total structured finance	$17,332	$19,927
Total BIG net par outstanding	$24,369	$26,762

1) Securities purchased for loss mitigation purposes represented $1,563 million and $1,293 million of gross par outstanding as of September 30, 2012 and December 31, 2011, respectively. In addition, under the terms of certain credit derivative contracts, the Company has obtained the obligations referenced in such contracts and recorded it in invested assets in the consolidated balance sheets. Such amounts totaled $243 million and $222 million in gross par outstanding as of September 30, 2012 and December 31, 2011, respectively.

2) Beginning in the first quarter 2012, the Company decided to classify those portions of risks benefiting from reimbursement obligations collateralized by eligible assets held in trust in acceptable reimbursement structures as the higher of 'AA' or their current internal rating. As of Third Quarter 2012, the Company applied this policy to the Bank of America Agreement and the Deutsche Bank Agreement. The Bank of America Agreement was entered into in April 2011 and the reclassification in the first quarter 2012 resulted in a decrease in BIG net par outstanding as of December 31, 2011 of $1,452 million from that previously reported.

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (2 of 5)
(dollars in millions)

Net Par Outstanding by BIG Category(1)

	Financial Guaranty Insurance and Credit Derivatives Surveillance Categories(2)
	September 30, 2012	December 31, 2011(3)
Category 1
U.S. public finance	$3,288	$3,395
Non-U.S. public finance	2,266	2,046
U.S. structured finance	2,693	5,882
Non-U.S. structured finance	908	927
Total Category 1	9,155	12,250
Category 2
U.S. public finance	665	274
Non-U.S. public finance	—	282
U.S. structured finance	5,169	4,383
Non-U.S. structured finance	41	42
Total Category 2	5,875	4,981
Category 3
U.S. public finance	818	838
Non-U.S. public finance	—	—
U.S. structured finance	7,594	7,743
Non-U.S. structured finance	927	950
Total Category 3	9,339	9,531
BIG Total	$24,369	$26,762

1) Assured Guaranty's surveillance department is responsible for monitoring our portfolio of credits and maintains a list of BIG credits. BIG Category 1: Below investment grade transactions showing sufficient deterioration to make lifetime losses possible, but for which none are currently expected. Transactions on which claims have been paid but are expected to be fully reimbursed (other than investment grade transactions on which only liquidity claims have been paid) are in this category. BIG Category 2: Below investment grade transactions for which lifetime losses are expected but for which no claims (other than liquidity claims) have yet been paid. BIG Category 3: Below investment grade transactions for which lifetime losses are expected and on which claims (other than liquidity claims) have been paid. Transactions remain in this category when claims have been paid and only a recoverable remains.

2) Securities purchased for loss mitigation purposes represented $1,563 million and $1,293 million of gross par outstanding as of September 30, 2012 and December 31, 2011, respectively. In addition, under the terms of certain credit derivative contracts, the Company has obtained the underlying collateral of transactions and recorded it in invested assets in the consolidated balance sheets. Such amounts totaled $243 million and $222 million in gross par outstanding as of September 30, 2012 and December 31, 2011, respectively.

3) Beginning in the first quarter 2012, the Company decided to classify those portions of risks benefiting from reimbursement obligations collateralized by eligible assets held in trust in acceptable reimbursement structures as the higher of 'AA' or their current internal rating. As of Third Quarter 2012, the Company applied this policy to the Bank of America Agreement and the Deutsche Bank Agreement. The Bank of America Agreement was entered into in April 2011 and the reclassification in the first quarter 2012 resulted in a decrease in BIG net par outstanding as of December 31, 2011 of $1,452 million from that previously reported.

Assured Guaranty Ltd.
Below Investment Grade Exposures (3 of 5)
As of September 30, 2012
(dollars in millions)

Public Finance BIG Exposures Greater Than $50 Million

	Net Par Outstanding	Internal Rating
Name or description
U.S. public finance:
Skyway Concession Company LLC	$1,102	BB
Jefferson County Alabama Sewer	479	D
Detroit (City of) Michigan	355	BB
Louisville Arena Authority Inc.	336	BB
San Joaquin Hills California Transportation	243	BB-
GMAC Military Housing Trust XVIII (Hickam Air Force Base)	216	BB
Lackawanna County, Pennsylvania	182	BB-
Jefferson County Alabama School Sales Tax	174	BB
Stockton City, California	160	D
Woonsocket (City of), Rhode Island	152	BB
Guaranteed Student Loan Transaction	148	B
Guaranteed Student Loan Transaction	130	B
Orlando Tourist Development Tax - Florida	118	B+
Harrisburg (City of) Pennsylvania General Obligation	95	B-
Puerto Rico Public Finance Corporation - Commonwealth Appropriation	86	BB+
Rockland County New York	83	BB+
Xenia Rural Water District, Iowa	81	B
Bessemer City, Alabama - Water Revenue	58	BB+
Guaranteed Student Loan Transaction	55	CCC
Total	$4,253

Non-U.S. public finance:
Reliance Rail Finance Pty. Limited	$694	BB
M6 Duna Autopalya Koncesszios Zartkoruen Mukodo Reszvenytarsasag	386	BB
Cross City Tunnel Motorway Finance Limited	319	BB
Valencia Fair	249	BB-
Aeroporti Di Roma (ADR) Romulus Finance S.R.L. (Rome Airport)	242	BB
Autovia de la Mancha, S.A. (Vineyards2/Spain/Project/IIG/Swap)	140	BB-
Alte Liebe I Limited (Wind Farm)	84	BB
Metropolitano de Porto Lease and Sublease of Railroad Equipment	57	B+
Total	$2,171
Total	$6,424

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (4 of 5)
As of September 30, 2012
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million

	Net Par Outstanding	Internal Rating	Current Credit Enhancement	60+ Day Delinquencies
Name or description
U.S. structured finance:
U.S. RMBS:
Deutsche Alt-A Securities Mortgage Loan 2007-2	$679	CCC	0.0%	30.2%
MABS 2007-NCW (includes $34.1 million purchased, 7% owned)(1)	515	B	22.5%	59.5%
Private Residential Mortgage Transaction	373	B	9.9%	27.4%
Countrywide HELOC 2006-I	370	CCC	0.0%	5.8%
Private Residential Mortgage Transaction	361	B	17.3%	26.5%
Option One 2007-FXD2	356	CCC	10.9%	25.8%
MortgageIT Securities Corp. Mortgage Loan 2007-2	348	B	6.1%	20.3%
Private Residential Mortgage Transaction	336	CCC	5.8%	27.9%
Deutsche Alt-A Securities Mortgage Loan 2007-3	335	B	1.9%	23.5%
Countrywide HELOC 2006-F (includes $93.5 million purchased, 30% owned)(1)	307	CCC	0.0%	15.4%
Private Residential Mortgage Transaction	307	CCC	2.3%	31.8%
Nomura Asset Accept. Corp. 2007-1 (includes $0.7 million purchased, 0.2% owned)(1)	291	CCC	0.0%	41.3%
Private Residential Mortgage Transaction	285	BB	14.0%	26.7%
AAA Trust 2007-2 (includes $103.1 million purchased, 36% owned)(1)	283	CCC	15.5%	39.5%
Terwin Mortgage Trust 2006-12SL (100% owned)(1)	247	B	—%	9.6%
MASTR 2007-3 (NEGAM) (includes $48.5 purchased, 20% owned)	245	CCC	0.0%	49.8%
Countrywide Home Equity Loan Trust 2005-J	239	CCC	0.0%	18.2%
Countrywide Home Equity Loan Trust 2007-D	232	CCC	0.0%	6.7%
Countrywide HELOC 2005-D	232	CCC	0.0%	12.4%
Terwin Mortgage Trust 2007-1SL (100% owned)(1)	203	B	—%	8.4%
Countrywide HELOC 2007-A (includes $18.0 million purchased, 9% owned)(1)	195	CCC	0.0%	5.2%
Terwin Mortgage Trust 2006-10SL (includes $142.9 million purchased, 77% owned)(1)	187	CCC	—%	5.1%
GMACM 2004-HE3	180	B	0.0%	3.0%
Countrywide HELOC 2007-B	180	CCC	0.0%	4.7%
Soundview 2007-WMC1	179	CCC	—%	67.4%
Private Residential Mortgage Transaction	169	BB	22.9%	31.8%
New Century 2005-A	153	CCC	18.4%	33.3%
FHABS 2007-HE1 HELOC	150	BB	0.0%	3.4%
Renaissance (DELTA) 2007-3 (includes $132.5 million purchased, 91% owned)(1)	146	CCC	8.2%	31.1%
IndyMac 2007-H1 HELOC	140	CCC	0.0%	6.2%
FHABS 2006-HE2 HELOC	126	BB	0.0%	3.8%
CSAB 2006-3	120	CCC	0.0%	46.8%
MARM 2007-1(FKA MASTR 2007-OA1)(includes $0.9 million purchased, 1% owned)(1)	118	CCC	0.0%	36.3%
Countrywide HELOC 2005-C	110	CCC	0.0%	10.7%
Lehman Excess Trust 2007-16N	92	CCC	0.0%	48.3%
Taylor Bean & Whitaker 2007-2 (includes $24.3 million purchased, 28% owned)(1)	86	CCC	0.0%	20.7%
Soundview Home Loan Trust 2008-1	78	BB	22.3%	33.5%
CSAB 2006-2 (includes $11.7 million purchased, 15% owned)(1)	78	CCC	0.0%	42.2%
FlagStar HELOC 2005-1	77	BB	24.5%	3.9%
FlagStar HELOC 2006-2	76	CCC	26.6%	4.5%
American Home Mortgage Assets Trust 2007-4	74	CCC	0.0%	35.2%
MASTR Asset-Backed Securities Trust 2005-NC2	73	CCC	—%	28.4%
CSMC 2007-3 (includes $8.2 million purchased, 13% owned)(1)	62	CCC	0.0%	30.3%
Terwin Mortgage Trust 2005-16HE	62	CCC	—%	24.6%
NAAC 2007-S2 (includes $1.8 million purchased, 3% owned)(1)	60	CCC	0.0%	9.9%
CWALT Alternative Loan Trust 2007-HY9	57	CCC	0.2%	47.8%
Terwin Mortgage Trust 2007-6ALT (100% owned)(1)	55	CCC	0.0%	38.8%
Countrywide HELOC 2006-H (includes $20.0 million purchased, 36% owned)(1)	55	CCC	—%	16.2%
CSAB Mortgage-Backed Trust 2007-1 (includes $10.1 million purchased, 20% owned)(1)	51	CCC	0.0%	34.4%
Subtotal U.S. RMBS	$9,733

1) Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.
Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Below Investment Grade Exposures (5 of 5)
As of September 30, 2012
(dollars in millions)

Structured Finance BIG Exposures Greater Than $50 Million (continued)

	Net Par Outstanding	Internal Rating	Current Credit Enhancement
Name or description
U.S. structured finance:
Other:
Taberna Preferred Funding IV, LTD	$292	CCC	24.3%
Taberna Preferred Funding III, LTD	287	CCC	16.0%
Alesco Preferred Funding XVI, LTD.	241	B+	10.7%
Taberna Preferred Funding II, LTD.	220	CCC	22.7%
Alesco Preferred Funding XVII, LTD.	201	B+	17.7%
Attentus CDO I Limited	195	BB	35.5%
Trapeza CDO XI	158	BB-	35.3%
Taberna Preferred Funding VI, LTD	152	CCC	17.8%
US Capital Funding IV, LTD	142	B-	15.2%
Alesco Preferred Funding VI	141	BB+	31.4%
Preferred Term Securities XIX, LTD.	141	BB+	31.2%
Weinstein Film Securitization	138	CCC	N/A
Alesco Preferred Funding VII	130	BB+	32.5%
NRG Peaker (100% owned)(1)(2)	130	CCC	N/A
Trapeza CDO X, LTD.	124	BB-	37.4%
Taberna Preferred Funding VIII, LTD	117	BB	46.3%
Preferred Term Securities XVI, LTD.	116	B	23.7%
Taberna Preferred Funding VIII, LTD	112	BB	46.3%
Private Other Non-Municipal Transaction (100% owned)(1)	111	CCC	N/A
National Collegiate Trust Series 2007-4	81	CCC	N/A
America West Airlines Series 2000-1 G-1	76	BB	N/A
Conseco Finance Manufactured Housing Series 2001-2	75	CCC	15.4%
National Collegiate Trust Series 2007-3	69	CCC	N/A
CAPCO - Excess SIPC Excess of Loss Reinsurance	63	BB	N/A
GreenPoint 2000-4	58	CCC	7.7%
Preferred Term Securities XVIII, LTD.	57	BB	33.6%
Preferred Term Securities XX, LTD.	52	BB	27.6%
Subtotal other	$3,679
Subtotal U.S. structured finance	$13,412

Non-U.S. structured finance:
Ballantyne Re Plc (includes $169.8 million purchased, 34% owned)(1)	$500	CC	N/A
Orkney Re II, Plc	423	CCC	N/A
Gleneagles Funding LTD (1st Issue)	230	BB	N/A
FHB 8.95% 2016	125	BB+	N/A
Augusta Funding Limited 07 Perpetual Note Issue	81	BB	N/A
Private Pooled Corporate Transaction	81	BB	N/A
Augusta Funding Limited 05 Perpetual Note Issue	80	BB	N/A
Private Pooled Corporate Transaction	64	BB	N/A
Private Pooled Corporate Transaction	56	BB	N/A
Subtotal Non-U.S. structured finance	$1,640
Total	$15,052

1) Represents amounts of gross par which were purchased or obtained as part of loss mitigation strategies and recorded as part of the investment portfolio.

2) Net par shown is net of $80 million of ceded par. The Company owns 100% of the collateral in the insured transaction.

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (1 of 4)
As of September 30, 2012
(dollars in millions)

50 Largest U.S. Public Finance Exposures

Credit Name	Net Par Outstanding	Internal Rating
New Jersey (State of)	$4,323	A+
California (State of)	3,444	BBB+
New York (City of) New York	3,281	AA-
Massachusetts (Commonwealth of)	2,965	AA
Chicago (City of) Illinois	2,770	A+
New York MTA Transportation Authority	2,599	A
New York (State of)	2,573	A+
Miami-Dade County Florida Aviation Authority - Miami International Airport	2,444	A
Los Angeles California Unified School District	2,279	AA-
Puerto Rico (Commonwealth of)	2,216	BBB-
Port Authority of New York and New Jersey	2,209	AA-
Houston Texas Water and Sewer Authority	2,130	AA-
Wisconsin (State of)	2,116	A+
Illinois (State of)	2,001	A
University of California Board of Regents	1,925	AA
Washington (State of)	1,911	AA
Philadelphia (City of) Pennsylvania	1,909	BBB
Pennsylvania (Commonwealth of)	1,823	AA-
Michigan (State of)	1,699	A+
Chicago-O'Hare International Airport	1,656	A
Los Angeles California Department of Water & Power - Electric Revenue Bonds	1,601	AA-
Illinois Toll Highway Authority	1,571	AA
New York City Municipal Water Finance Authority	1,571	AA
Miami-Dade County Florida School Board	1,539	A-
Arizona (State of)	1,503	A
Long Island Power Authority	1,474	A-
Chicago Illinois Public Schools	1,455	A+
Atlanta Georgia Water & Sewer System	1,422	BBB+
New Jersey Turnpike Authority	1,414	A-
Massachusetts (Commonwealth of) State Sales Tax	1,409	AA
Metro Washington Airport Authority	1,405	A+
Massachusetts (Commonwealth of) Water Resources	1,365	AA
Philadelphia Pennsylvania School District	1,305	A
Puerto Rico Highway and Transportation Authority	1,265	BBB
Georgia Board of Regents	1,254	A
Orlando-Orange County Expressway Authority, Florida	1,180	A+
Kentucky (Commonwealth of)	1,163	A+
California State University System Trustee	1,152	A+
Connecticut (State of)	1,147	AA-
Pennsylvania Turnpike Commission	1,113	A-
Detroit Michigan Sewer	1,111	BBB+
District of Columbia	1,110	A+
Skyway Concession Company LLC	1,102	BB
North Texas Tollway Authority	1,087	A
Broward County Florida School Board	1,044	A+
New York State Thruway - Highway Trust Fund	1,044	AA-
New York State Thruway Authority	1,024	A
Louisiana (State of) Gas and Fuel Tax	1,010	AA
San Diego County, California Water	984	AA
Garden State Preservation Trust, New Jersey Open Space & Farmland	982	AA
Total top 50 U.S. public finance exposures	$86,079

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (2 of 4)
As of September 30, 2012
(dollars in millions)

50 Largest U.S. Structured Finance Exposures

Credit Name	Net Par Outstanding	Internal Rating	Credit Enhancement
Fortress Credit Opportunities I, LP.	$1,328	AA	32.3%
Stone Tower Credit Funding	1,254	AAA	26.5%
Synthetic Investment Grade Pooled Corporate CDO	1,189	AAA	13.5%
Synthetic High Yield Pooled Corporate CDO	978	AAA	40.1%
Synthetic Investment Grade Pooled Corporate CDO	768	Super Senior	14.9%
Synthetic Investment Grade Pooled Corporate CDO	763	Super Senior	29.0%
Synthetic Investment Grade Pooled Corporate CDO	745	Super Senior	28.3%
Synthetic High Yield Pooled Corporate CDO	734	AAA	37.4%
Mizuho II Synthetic CDO	718	A	N/A
Synthetic Investment Grade Pooled Corporate CDO	708	Super Senior	22.5%
Deutsche Alt-A Securities Mortgage Loan 2007-2	679	CCC	0.0%
280 Funding I	660	AAA	38.3%
Synthetic Investment Grade Pooled Corporate CDO	655	AAA	15.8%
ARES Enhanced Credit Opportunities Fund	594	AAA	33.9%
Eastland CLO, LTD	532	Super Senior	39.4%
Synthetic Investment Grade Pooled Corporate CDO	516	Super Senior	14.4%
MABS 2007-NCW (includes $34.1 million purchased, 7% owned)	516	B	22.5%
Denali CLO VII, LTD.	497	AAA	19.8%
Synthetic High Yield Pooled Corporate CDO	496	AAA	46.7%
Shenandoah Trust Capital I Term Securities	484	A+	N/A
Churchill Financial Cayman	467	AAA	35.2%
Phoenix CLO II	452	AAA	21.5%
SLM Private Credit Student Trust 2007-A	450	BBB-	13.2%
LIICA Holdings, LLC	428	AA	N/A
KKR Financial CLO 2007-1	409	AAA	51.6%
Grayson CLO	399	Super Senior	30.0%
SLM Private Credit Student Loan Trust 2007-6	392	AAA	3.7%
Synthetic Investment Grade Pooled Corporate CDO	380	Super Senior	29.5%
Private Residential Mortgage Transaction	373	B	9.9%
Countrywide HELOC 2006-I	370	CCC	0.0%
ARES Enhanced Credit Opportunities Fund	369	AAA	33.9%
Symphony Credit Opportunities Fund	364	AAA	26.5%
Stone Tower CLO V	362	Super Senior	28.8%
Private Residential Mortgage Transaction	361	B	17.3%
Synthetic Investment Grade Pooled Corporate CDO	360	Super Senior	14.4%
SLM Private Credit Student Loan Trust 2006-C	356	BBB-	12.2%
Option One 2007-FXD2	356	CCC	10.9%
MortgageIT Securities Corp. Mortgage Loan 2007-2	348	B	6.1%
MUIR GROVE CLO	345	AAA	21.8%
Southfork CLO LTD. Series 2005-A1	345	AAA	31.3%
Synthetic Investment Grade Pooled Corporate CDO	343	AAA	16.5%
CIFC Funding 2006-1	342	AAA	24.1%
CENTURION CDO 9	340	AAA	22.7%
Private Residential Mortgage Transaction	336	CCC	5.8%
Deutsche Alt-A Securities Mortgage Loan 2007-3	335	B	1.9%
Private Other Structured Finance Transaction	332	A-	N/A
Countrywide HELOC 2006-F (includes $93.5 million purchased, 30% owned)	307	CCC	0.0%
Cent CDO 15 Limited	307	Super Senior	18.5%
Private Residential Mortgage Transaction	307	CCC	2.3%
Prudential Closed Block Reinsurance Treaty	300	A+	N/A
Total top 50 U.S. structured finance exposures	$25,749

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (3 of 4)
As of September 30, 2012
(dollars in millions)

25 Largest Non-U.S. Exposures

Credit Name	Net Par Outstanding	Internal Rating
Quebec Province	$2,384	A+
Sydney Airport Finance Company	1,574	BBB
Thames Water Utility Finance PLC	1,534	A-
Channel Link Enterprises Finance PLC	945	BBB
Fortress Credit Investments I	917	AAA
Southern Gas Networks PLC	859	BBB
International AAA Sovereign Debt Synthetic CDO	821	AAA
Capital Hospitals (Issuer) PLC	759	BBB-
Campania Region - Healthcare receivable	727	BBB-
Japan Expressway Holding and Debt Repayment Agency	712	AA
Southern Water Services Limited	699	A-
Reliance Rail Finance Pty. Limited	694	BB
Essential Public Infrastructure Capital II	688	Super Senior
International Infrastructure Pool	688	A-
International Infrastructure Pool	688	A-
International Infrastructure Pool	688	A-
Societe des Autoroutes du Nord et de l'est de France S.A.	669	BBB+
Envestra Limited	557	BBB-
Central Nottinghamshire Hospitals PLC	555	BBB
Powercor Australia LLC	539	A-
Synthetic Investment Grade Pooled Corporate CDO	528	Super Senior
NewHospitals (St Helens & Knowsley) Finance PLC	507	AA-
Scotland Gas Networks Plc (A2)	502	BBB
Ballantyne Re Plc (includes $169.8 million purchased, 34% owned)(1)	500	CC
Integrated Accomodation Services PLC	496	BBB+
Total top 25 non-U.S. exposures	$20,230

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Largest Exposures by Sector (4 of 4)
As of September 30, 2012
(dollars in millions)

10 Largest U.S. Residential Mortgage Servicer Exposures

Servicer:	Net Par Outstanding
Bank of America, N.A.(1)	$6,201
Wells Fargo Bank, N.A.	2,314
Homeward Residential, Inc.	2,159
Ally Financial, Inc.(2)	1,586
Specialized Loan Servicing LLC	1,442
Ocwen Loan Servicing, LLC	1,394
JPMorgan Chase Bank	1,148
Select Portfolio Servicing, Inc.	838
OneWest Bank Group LLC	473
Carrington Mortgage Services, LLC	327
Total top 10 U.S. residential mortgage servicer exposures	$17,882

10 Largest U.S. Healthcare Exposures

Credit Name:	Net Par Outstanding	Internal Rating	State
CHRISTUS Health	$444	A+	TX
MultiCare Health System	444	A+	WA
Methodist Healthcare, TN	373	A	TN
Hospital Sisters Health Services Inc Obligated Group	345	AA-	IL
Catholic Health Partners	336	A+	OH
Children's National Medical Center (DC)	329	BBB+	DC
Bon Secours Health System Obligated Group	326	A-	MD
Carolina HealthCare System	319	AA-	NC
Iowa Health System	318	A+	IA
Virtua Health - New Jersey	315	A+	NJ
Total top 10 U.S. healthcare exposures	$3,549

(1) Includes Countrywide Home Loans Servicing LP.

(2) Includes GMAC Mortgage LLC, Residential Funding Corp and Homecomings Financial Network, Inc.

Note: Please refer to the Glossary for an explanation of net par outstanding, internal ratings and sectors.

Assured Guaranty Ltd.
Rollforward of Net Expected Loss and LAE to be Paid
(dollars in millions)

Rollforward of Net Expected Loss and LAE to be Paid for the Three Months Ended September 30, 2012

Financial Guaranty Insurance Contracts and Credit Derivatives	Net Expected Loss to be Paid as of June 30, 2012	Economic Loss development During 3Q-12(1)	(Paid) Recovered Losses During 3Q-12	Net Expected Loss to be Paid as of September 30, 2012
U.S. RMBS
First lien:
Prime first lien	$4	$1	$—	$5
Alt-A first lien	321	14	(24)	311
Option ARMs	3	3	(96)	(90)
Subprime first lien	236	13	(10)	239
Total first lien	564	31	(130)	465
Second lien:
Closed end seconds	(29)	4	—	(25)
HELOC	(64)	(13)	(30)	(107)
Total second lien	(93)	(9)	(30)	(132)
Total U.S. RMBS	471	22	(160)	333
TruPS	50	5	(2)	53
Other structured finance	320	(3)	(2)	315
U.S. public finance	59	7	(56)	10
Non-U.S. public finance	302	33	(289)	46
Subtotal	1,202	64	(509)	757
Other	(4)	—	—	(4)
Total	$1,198	$64	$(509)	$753

Rollforward of Net Expected Loss and LAE to be Paid for the Nine Months Ended September 30, 2012

Financial Guaranty Insurance Contracts and Credit Derivatives	Net Expected Loss to be Paid as of December 31, 2011	Economic Loss development During 2012(1)	(Paid) Recovered Losses During 2012	Net Expected Loss to be Paid as of September 30, 2012
U.S. RMBS
First lien:
Prime first lien	$2	$3	$—	$5
Alt-A first lien	295	27	(11)	311
Option ARMs	210	12	(312)	(90)
Subprime first lien	241	39	(41)	239
Total first lien	748	81	(364)	465
Second lien:
Closed end seconds	(86)	—	61	(25)
HELOC	(31)	9	(85)	(107)
Total second lien	(117)	9	(24)	(132)
Total U.S. RMBS	631	90	(388)	333
TruPS	64	(6)	(5)	53
Other structured finance	342	7	(34)	315
U.S. public finance	16	65	(71)	10
Non-U.S. public finance	51	215	(220)	46
Subtotal	1,104	371	(718)	757
Other	2	(6)	—	(4)
Total	$1,106	$365	$(718)	$753

1) Includes the effect of changes in the Company's estimate of future recovery on representations and warranties ("R&W").

Assured Guaranty Ltd.
Financial Guaranty Insurance and Credit Derivative U.S. RMBS R&W Benefit Development
(dollars in millions)

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Benefit Development for the Three Months Ended September 30, 2012

	Future Net R&W Benefit at June 30, 2012	R&W Economic Loss Development During 3Q-12	R&W Recovered During 3Q-12	Future Net R&W Benefit at September 30, 2012
Financial guaranty insurance:
Prime first lien	$4	$—	$—	$4
Alt-A first lien	160	2	(3)	159
Option ARMs	697	(9)	(81)	607
Subprime first lien	93	11	—	104
Closed end seconds	137	2	(3)	136
HELOC	122	6	(8)	120
Subtotal	$1,213	$12	$(95)	$1,130

Credit derivatives
Alt-A first lien	$227	$(2)	$—	$225
Option ARMs	14	2	—	16
Subtotal	$241	$—	$—	$241

Total	$1,454	$12	$(95)	$1,371

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS R&W Benefit Development for the Nine Months Ended September 30, 2012

	Future Net R&W Benefit at December 31, 2011	R&W Economic Loss Development During 3Q-12	R&W Recovered During 3Q-12	Future Net R&W Benefit at September 30, 2012
Financial guaranty insurance:
Prime first lien	$3	$1	$—	$4
Alt-A first lien	203	23	(67)	159
Option ARMs	714	50	(157)	607
Subprime first lien	101	3	—	104
Closed end seconds	224	—	(88)	136
HELOC	190	6	(76)	120
Subtotal	$1,435	$83	$(388)	$1,130

Credit derivatives
Alt-A first lien	$204	$21	$—	$225
Option ARMs	11	5	—	16
Subtotal	$215	$26	$—	$241

Total	$1,650	$109	$(388)	$1,371

Financial Guaranty Insurance and Credit Derivatives U.S. RMBS Policies with R&W Benefit

	Number of Risks as of		Debt Service as of
	September 30, 2012	December 31, 2011	September 30, 2012	December 31, 2011
Financial guaranty insurance:
Prime first lien	1	1	$36	$42
Alt-A first lien	19	22	1,414	1,733
Option ARMs	9	12	912	1,460
Subprime first lien	5	5	813	906
Closed end seconds	4	4	237	361
HELOC	4	15	174	2,978
Subtotal	42	59	$3,586	$7,480

Credit derivatives
Alt-A first lien	7	7	$2,768	$2,939
Option ARMs	1	1	348	383
Subtotal	8	8	$3,116	$3,322

Total	50	67	$6,702	$10,802

Assured Guaranty Ltd.
Losses Incurred
As of September 30, 2012
(dollars in millions)

Financial Guaranty Insurance Contracts and Credit Derivatives	Total Net Par Outstanding for BIG Transactions (1)	3Q-12 Losses Incurred	2012 Losses Incurred	Net Reserve and Credit Impairment	Net Salvage and Subrogation Assets	Net Expected Loss to be Expensed
U.S. RMBS
First lien:
Prime first lien	$490	$1	$2	$3	—	1
Alt-A first lien	3,708	22	41	178	—	124
Option ARMs	1,219	23	101	97	212	116
Subprime first lien	2,321	9	39	148	—	79
Total first lien	7,738	55	183	426	212	320
Second lien:
Closed end seconds	863	5	6	8	67	92
HELOC	2,851	2	21	41	194	154
Total second lien	3,714	7	27	49	261	246
Total U.S. RMBS	11,452	62	210	475	473	566
TruPS	2,977	—	(37)	37	—	2
Other structured finance	2,903	(2)	23	286	5	52
U.S. public finance	4,771	2	47	80	103	33
Non-U.S. public finance	2,266	38	232	29	—	18
Subtotal	24,369	100	475	907	581	671

Effect of consolidating FG VIEs	—	1	(1)	(65)	(204)	(195)

Subtotal	24,369	101	474	842	377	476

Other	—	—	(6)	2	6	—

Total	$24,369	$101	$468	$844	383	476

	Insurance Reserves	Credit Impairment on Credit Derivative Contracts (2)	Reserve and Credit Impairment	Salvage and Subrogation Recoverable		Net
Gross	$594	$322	$916	$430		$486
Ceded	56	16	72	47	(3)	25
Net	$538	$306	$844	$383		$461

1) As of September 30, 2012, securities purchased for loss mitigation purposes represented $1,563 million of gross par outstanding. In addition, under the terms of certain credit derivative contracts, the Company has obtained the underlying collateral of transactions and recorded it in invested assets in the consolidated balance sheets. Such amounts totaled $243 million in gross par outstanding.

2) Credit derivative assets and liabilities recorded on the balance sheet considers estimates of expected losses.

3) Recorded in "reinsurance balances payable, net" on the consolidated balance sheets.

Assured Guaranty Ltd.
Effect of Adoption of New Accounting Guidance on Acquisition Costs
(dollars in millions, except per share amounts)

		Year Ended December 31,
	As of and for Nine Months Ended September 30, 2011	2011	2010	2009	2008
GAAP Income Statement Data
Amortization of deferred acquisition costs	$(11)	$(14)	$(12)	$(10)	$(8)
Other operating expenses	15	19	(26)	17	22
Total expenses	4	5	15	7	14
Income (loss) before income taxes	(4)	(5)	(15)	(7)	(14)
Net income (loss) attributable to Assured Guaranty Ltd.	(2)	(3)	(9)	(4)	(9)
Net income (loss) attributable to Assured Guaranty Ltd. per diluted share	(0.01)	(0.02)	(0.05)	(0.03)	(0.10)

GAAP Balance Sheet Data
Deferred acquisition costs	(98)	(99)	(94)	(80)	(72)
Shareholders’ equity attributable to Assured Guaranty Ltd.	(66)	(67)	(64)	(55)	(50)
Book value attributable to Assured per share	(0.36)	(0.37)	(0.35)	(0.30)	(0.56)

Non-GAAP Financial Measures(1)
Operating income	(2)	(3)	(9)	(5)	(9)
Operating income per diluted share	(0.01)	(0.02)	(0.05)	(0.03)	(0.11)
Operating shareholders' equity	(66)	(67)	(64)	(55)	(50)
Operating shareholders' equity per share	(0.36)	(0.37)	(0.35)	(0.30)	(0.56)

1) The adoption of new accounting guidance on acquisition costs had no effect on adjusted book value and adjusted book value per share.

Assured Guaranty Ltd.
Summary Financial and Statistical Data
(dollars in millions, except per share amounts)

			Year Ended December 31,
	As of and for Nine Months Ended September 30, 2012		2011	2010	2009	2008
GAAP Summary Income Statement Data
Net earned premiums	$635		$920	$1,187	$930	$261
Net investment income	301		396	361	262	163
Realized gains and other settlements on credit derivatives	(78)		6	153	164	118
Total expenses	707		790	779	808	455
Income (loss) before income taxes	37		1,029	535	109	98
Net income (loss) attributable to Assured Guaranty Ltd.	36		773	484	82	60
Net income (loss) attributable to Assured Guaranty Ltd. per diluted share	0.19		4.16	2.56	0.63	0.67

GAAP Summary Balance Sheet Data
Total investments and cash	$11,220		$11,314	$10,849	$11,013	$3,644
Total assets	17,563		18,025	19,778	16,725	4,505
Unearned premium reserve	5,332		5,963	6,973	8,381	1,234
Loss and LAE reserve	594		679	574	300	197
Long-term debt	840		1,038	1,053	1,066	347
Shareholders’ equity attributable to Assured Guaranty Ltd.	4,952		4,652	3,669	3,455	1,876
Book value attributable to Assured per share	25.53		25.52	19.97	18.76	20.62

Non-GAAP Financial Measures
Operating income	$351		$601	$655	$278	$65
Operating income per diluted share	1.85		3.24	3.46	2.15	0.73
Adjusted book value	9,134		8,987	8,989	8,887	3,818
PVP	141		243	363	640	823

Other Financial Information (GAAP Basis)
Net debt service outstanding (end of period)	$809,728		$845,665	$927,143	$958,265	$348,816
Gross debt service outstanding (end of period)	863,808		936,132	1,029,982	1,095,037	354,858
Net par outstanding (end of period)	536,393		558,048	617,131	640,422	222,722
Gross par outstanding (end of period)	569,583		614,342	681,248	726,929	227,164

Other Financial Information (Statutory Basis)(1)
Net debt service outstanding (end of period)	$787,739		$829,545	$905,131	$942,193	$348,816
Gross debt service outstanding (end of period)	840,554		917,719	1,004,096	1,076,039	354,858
Net par outstanding (end of period)	516,138		543,100	598,843	626,274	222,722
Gross par outstanding (end of period)	548,183		597,290	659,765	709,786	227,164

Consolidated qualified statutory capital	5,877		5,688	4,915	4,841	2,310
Consolidated policyholders' surplus and reserves	10,411		10,626	10,247	10,409	3,652

Ratios:
Par insured to statutory capital	88	:1	95:1	122:1	129:1	96:1
Capital ratio(2)	134	:1	146:1	184:1	195:1	151:1
Financial resources ratio(3)	63	:1	65:1	72:1	72:1	70:1

Gross debt service written:
Public finance - U.S.	$19,547		$26,630	$48,990	$87,940	$68,265
Public finance - non-U.S.	40		208	51	894	3,350
Structured finance - U.S.	223		1,731	2,962	2,501	13,972
Structured finance - non-U.S.	—		—	—	—	5,490
Total gross debt service written	$19,810		$28,569	$52,003	$91,335	$91,077

Net debt service written	$19,810		$28,569	$52,003	$91,335	$89,871
Net par written	12,775		16,892	30,759	49,759	55,418
Gross par written	12,775		16,892	30,759	49,921	56,140

1) Statutory amounts prepared on a consolidated basis. The NAIC Annual Statements for U.S. Domiciled Insurance Subsidiaries are prepared on a stand-alone basis.
2) The capital ratio is calculated by dividing net debt service outstanding by qualified statutory capital.
3) The financial resources ratio is calculated by dividing net debt service outstanding by total claims paying resources.

Note: Please refer to the explanation of Non-GAAP Financial Measures set forth at the end of this Financial Supplement.

Glossary

Net Par Outstanding and Internal Ratings
Internal Rating for the Company’s ratings scale is similar to that used by the nationally recognized statistical rating organizations; however, the ratings in the tables may not be the same as ratings assigned by any such rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where Assured Guaranty's AAA-rated exposure on its internal rating scale has additional credit enhancement due to either (a) the existence of another security rated AAA that is subordinated to Assured Guaranty's exposure or (b) Assured Guaranty's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes Assured Guaranty's attachment point to be materially above the AAA attachment point.

Net par outstanding is insured par exposure net of reinsurance cessions.

Performance Indicators
The performance information described below is obtained from third parties and/or provided by the trustee and may be subject to restatement or correction:

60+ Day Delinquencies are defined as loans that are greater than 60 days delinquent and all loans that are in foreclosure, bankruptcy or real estate owned divided by current collateral balance.

Average Credit Enhancement is intended to provide a measure of the amount of equity and/or subordinated tranches that are junior in the capital structure to Assured Guaranty’s exposure, expressed as a percentage of the total transaction size, and reflects any reduction of that credit support resulting from defaults or other factors. For transactions where excess spread may be available to absorb certain losses, the amounts shown do not include any benefit from excess spread. The calculation methodologies differ for the various asset classes to reflect differences in transaction structures in order to provide a measure that management believes is comparable across asset classes.

Cumulative Losses are defined as net charge-offs on the underlying loan collateral divided by the original collateral balance.

Pool Factor is the percentage of the current collateral balance divided by the original collateral balance of the transactions at inception.

Subordination represents the sum of subordinate tranches and overcollateralization, expressed as a percentage of total transaction size, and does not include any benefit from excess spread collections that may be used to absorb losses. Many of the closed-end second lien RMBS transactions insured by the Company have unique structures whereby the collateral may be written down for losses without a corresponding write-down of the obligations insured by the Company. Many of these transactions are currently undercollateralized, with the principal amount of collateral being less than the principal amount of the obligation insured by the Company. The Company is not required to pay principal shortfalls until legal maturity (rather than making timely principal payments), and takes the undercollateralization into account when estimating expected losses for these transactions.

Sectors
Below are brief descriptions of selected types of public and structured finance obligations that the Company insures and reinsures. For a more complete description, please refer to Assured Guaranty Ltd.’s Annual Report on Form 10-K for December 31, 2011.

Public Finance:
General Obligation Bonds are full faith and credit bonds that are issued by states, their political subdivisions and other municipal issuers, and are supported by the general obligation of the issuer to pay from available funds and by a pledge of the issuer to levy ad valorem taxes in an amount sufficient to provide for the full payment of the bonds.

Tax-Backed Bonds are obligations that are supported by the issuer from specific and discrete sources of taxation. They include tax-backed revenue bonds, general fund obligations and lease revenue bonds. Tax-backed obligations may be secured by a lien on specific pledged tax revenues, such as a gasoline or excise tax, or incrementally from growth in property tax revenue associated with growth in property values. These obligations also include obligations secured by special assessments levied against property owners and often benefit from issuer covenants to enforce collections of such assessments and to foreclose on delinquent properties. Lease revenue bonds typically are general fund obligations of a municipality or other governmental authority that are subject to annual appropriation or abatement; projects financed and subject to such lease payments ordinarily include real estate or equipment serving an essential public purpose. Bonds in this category also include moral obligations of municipalities or governmental authorities.

Municipal Utility Bonds are obligations of all forms of municipal utilities, including electric, water and sewer utilities and resource recovery revenue bonds. These utilities may be organized in various forms, including municipal enterprise systems, authorities or joint action agencies.

Transportation Bonds include a wide variety of revenue‑-supported bonds, such as bonds for airports, ports, tunnels, municipal parking facilities, toll roads and toll bridges.

Healthcare Bonds are obligations of healthcare facilities, including community-based hospitals and systems, as well as of health maintenance organizations and long-term care facilities.

Glossary (continued)

Sectors (continued)
Higher Education Bonds are obligations secured by revenue collected by either public or private secondary schools, colleges and universities. Such revenue can encompass all of an institution’s revenue, including tuition and fees, or in other cases, can be specifically restricted to certain auxiliary sources of revenue.

Infrastructure Bonds include obligations issued by a variety of entities engaged in the financing of infrastructure projects, such as roads, airports, ports, social infrastructure and other physical assets delivering essential services supported by long-term concession arrangements with a public sector entity.

Investor-Owned Utility Bonds are obligations primarily backed by investor‑-owned utilities, first mortgage bond obligations of for-profit electric or water utilities providing retail, industrial and commercial service, and also include sale-leaseback obligation bonds supported by such entities.

Housing Revenue Bonds are obligations relating to both single and multi‑-family housing, issued by states and localities, supported by cash flow and, in some cases, insurance from entities such as the Federal Housing Administration.

Regulated Utilities Obligations are issued by government‑-regulated providers of essential services and commodities, including electric, water and gas utilities. The majority of the Company's international regulated utility business is conducted in the United Kingdom.

Pooled Infrastructure Obligations are synthetic asset‑-backed obligations that take the form of CDS obligations or credit‑-linked notes that reference either infrastructure finance obligations or a pool of such obligations, with a defined deductible to cover credit risks associated with the referenced obligations.

Other Public Finance primarily includes government insured student loans, government-sponsored project finance and structured municipal transactions, which includes excess of loss reinsurance on portfolios of municipal credits.

Structured Finance:
Pooled Corporate Obligations are securities primarily backed by various types of corporate debt obligations, such as secured or unsecured bonds, bank loans or loan participations and trust preferred securities. These securities are often issued in ‘‘tranches,’’ with subordinated tranches providing credit support to the more senior tranches. The Company’s financial guaranty exposures generally are to the more senior tranches of these issues.

Residential Mortgage-Backed Securities (‘‘RMBS’’) and Home Equity Securities are obligations backed by closed-end first mortgage loans and closed- and open-end second mortgage loans or home equity loans on one-to-four family residential properties, including condominiums and cooperative apartments. First mortgage loan products in these transactions include fixed rate, adjustable rate (‘‘ARM’’) and option adjustable-rate (‘‘Option ARM’’) mortgages. The credit quality of borrowers covers a broad range, including ‘‘prime’’, ‘‘subprime’’ and ‘‘Alt-A’’. A prime borrower is generally defined as one with strong risk characteristics as measured by factors such as payment history, credit score, and debt-to-income ratio. A subprime borrower is a borrower with higher risk characteristics, usually as determined by credit score and/or credit history. An Alt-A borrower is generally defined as a prime quality borrower that lacks certain ancillary characteristics, such as fully documented income.

Additional insured obligations within RMBS include Home Equity Lines of Credit (“HELOCs”), which refers to a type of residential mortgage-backed transaction backed by second-lien loan collateral consisting of home equity lines of credit. U.S. Prime First Lien is a type of residential mortgage-backed securities transaction backed primarily by prime first-lien loan collateral plus an insignificant amount of other miscellaneous RMBS transactions.

CBOs/CLOs (collateralized bond obligations and collateralized loan obligations) are asset-backed securities largely backed by non-investment grade/high yield collateral.

Commercial Mortgage-Backed Securities (‘‘CMBS’’) are obligations backed by pools of commercial mortgages. The collateral supporting CMBS include office, multifamily, retail, hotel, industrial and other specialized or mixed-use properties.

Financial Products is the guaranteed investment contracts ("GICs") portion of the former Financial Products Business of AGMH. AGM has issued financial guaranty insurance policies on the GICs and in respect of the GICs business that cannot be revoked or cancelled. Assured Guaranty is indemnified against exposure to the former financial products business by Dexia SA and certain of its affiliates. In addition, the French and Belgian governments have issued guaranties in respect of the GICs portion of the financial products business. The financial products business is currently being run off.

Consumer Receivables Securities are obligations backed by non-mortgage consumer receivables, such as automobile loans and leases, credit card receivables and other consumer receivables.

Commercial Receivables Securities are obligations backed by equipment loans or leases, fleet auto financings, business loans and trade receivables. Credit support is derived from the cash flows generated by the underlying obligations, as well as property or equipment values as applicable.

Glossary (continued)

Sectors (continued)
Insurance Securitization Securities are obligations secured by the future earnings from pools of various types of insurance/reinsurance policies and income produced by invested assets.

Structured Credit Securities include program-wide credit enhancement for commercial paper conduits in the U.S., and securities issued in whole business securitizations and intellectual property securitizations. Program-wide credit enhancement generally involves insuring against the default of ABS in a bank-sponsored commercial paper conduit. Securities issued in whole business and intellectual property securitizations are backed by revenue-producing assets sold to a limited-purpose company by an operating company, including franchise agreements, lease agreements, intellectual property and real property.

Other Structured Finance Securities are obligations backed by assets not generally described in any of the other described categories. One such type of asset is a tax benefit to be realized by an investor in one of the Federal or state programs that permit such investor to receive a credit against taxes (such as Federal corporate income tax or state insurance premium tax) for making qualified investments in specified enterprises, typically located in designated low-income areas.

Non-GAAP Financial Measures

The Company references financial measures that are not in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Management and the board of directors utilize non-GAAP measures in evaluating the Company’s financial performance and as a basis for determining senior management incentive compensation. By providing these non-GAAP financial measures, investors, analysts and financial news reporters have access to the same information that management reviews internally. In addition, Assured Guaranty’s presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty’s financial results.

The following paragraphs define each non-GAAP financial measure and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure, if available, is presented within this financial supplement. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures.

Operating Income: Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company’s financial guaranty insurance business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company’s financial results as compared with the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to Assured Guaranty Ltd., as reported under GAAP, adjusted for the following:

1) Elimination of the after-tax realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile. Trends in the underlying profitability of the Company’s business can be more clearly identified without the fluctuating effects of these transactions.

2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of the after-tax foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

Operating Shareholders’ Equity: Management believes that operating shareholders’ equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excludes fair value adjustments that are not expected to result in economic loss. Many investors, analysts and financial news reporters use operating shareholders’ equity as the principal financial measure for valuing Assured Guaranty Ltd.’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell Assured Guaranty Ltd.’s common shares. Many of the Company’s fixed income investors also use operating shareholders’ equity to evaluate the Company’s capital adequacy. Operating shareholders’ equity is the basis of the calculation of adjusted book value (see below). Operating shareholders’ equity is defined as shareholders’ equity attributable to Assured Guaranty Ltd. , as reported under GAAP, adjusted for the following:

1) Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

2) Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

Non-GAAP Financial Measures (continued)

Operating Shareholders’ Equity (continued):
3) Elimination of the after-tax fair value gains (losses) on the Company’s committed capital securities. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of the after-tax unrealized gains (losses) on the Company’s investments, that are recorded as a component of accumulated other comprehensive income ("AOCI") (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

Operating return on equity (‘‘Operating ROE’’): Operating ROE represents operating income for a specified period divided by the average of operating shareholders’ equity at the beginning and the end of that period. Management believes that operating ROE is a useful measure to evaluate the Company’s return on invested capital. Many investors, analysts and members of the financial news media use operating ROE to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Quarterly and year-to-date operating ROE are calculated on an annualized basis.

Adjusted Book Value: Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company’s in-force premiums and revenues in addition to operating shareholders’ equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.’s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty Ltd. common shares. Adjusted book value is operating shareholders’ equity, as defined above, further adjusted for the following:

1) Elimination of after-tax deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2) Addition of the after-tax net present value of estimated net future credit derivative revenue. See below.

3) Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed. Net expected losses to be expensed are not reflected in GAAP equity.

Net present value of estimated net future credit derivative revenue: Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes for contracts without expected economic losses, and is discounted at 6%. Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or present value of new business production: Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for Assured Guaranty by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right,  whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlement on credit derivatives (“Credit Derivative Revenues”) do not adequately measure. PVP in respect of financial guaranty contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6%. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton HM 08
Bermuda
(441) 279-5705
www.assuredguaranty.com

Contacts:

Equity and Fixed Income Investors:
Robert Tucker
Managing Director, Investor Relations and Corporate Communications
(212) 339-0861
rtucker@assuredguaranty.com

Michael Walker
Managing Director, Fixed Income Investor Relations
(212) 261-5575
mwalker@assuredguaranty.com

Ross Aron
Vice President, Equity Investor Relations
(212) 261-5509
raron@assuredguaranty.com

Media:
Ashweeta Durani
Vice President, Corporate Communications
(212) 408-6042
adurani@assuredguaranty.com